Exhibit 99.1

Sonic Automotive, Inc. Second Quarter 2011 Earnings of $0.37 with Double Digit Revenue Growth

CHARLOTTE, N.C. – July 26, 2011 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported that 2011 second quarter earnings from continuing operations were $0.37 per diluted share compared to $0.18 per diluted share in the prior year quarter. The prior year period included pretax charges of $7.3 million, or $0.06 per diluted share, related to various debt refinancing transactions completed during the second quarter of 2010.

Second Quarter 2011 Highlights

•	Continuing operations net profit up $13 million or 131%.

•	Total revenues up 14% over prior year quarter.

•	New vehicle revenue up 16%; Non-luxury import volume up 14%.

•	9th consecutive quarter of year-over-year double digit used vehicle revenue growth.

•	Parts and Service revenue up 6%.

Business Overview

•	Focus on base business driving unit volume and profit growth.

•	Strong performance despite lower Japanese brand inventory.

•	SG&A metrics continue strong improvement trend at 77.6% of gross profit.

Company Strategy

•	Organic growth through focus on the base business.

•	Converting leased properties to owned properties.

•	Opportunistically reduce debt.

Commenting on the second quarter results, Jeff Dyke, the Company’s EVP of Operations, stated, “The higher margin segments of our business continue to benefit as our new and used vehicle business continues to gain market share. The Company’s new vehicle revenue was up 16% over the same period last year. Used vehicle revenue was up 15%. Parts and service revenue was up 6% compared to the second quarter of last year. We look forward to introducing more advanced stages of some of our core operating playbooks in the near future to further capitalize on the work we’ve done to roll out Predictable, Repeatable and Sustainable processes to our dealerships.”

Commenting on the business, B. Scott Smith, the Company’s President, said, “Our focus on creating Predictable, Repeatable and Sustainable processes is proving to be a sound model. Growing our base business continues to produce strong results. Our new and used volume both grew by double digits despite the challenge of lower Japanese brand inventory levels. We are seeing the benefit of our operating playbooks in every area of our business as we continue to outperform the industry. We will continue to focus on organic growth in our base business, converting leased properties to owned properties and opportunistically reducing our debt.

We expect growth in the automotive retailing sector to continue over the second half of the year and we remain comfortable with our full year continuing operations earnings target of $1.18 - $1.28 per share.”

Presentation materials for the Company’s July 26, 2011 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com

A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, International callers dial (706) 645-9291, Conference ID: 80358348.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to future industry growth trends, EPS targets and future impacts from the implementation of our various operational playbooks. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2010 and quarterly report on Form 10-Q for the quarter ending March 31, 2011. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share, unit data and percentage amounts)

	Second Quarter Ended June 30,
	2011	2010
Revenues
New retail vehicles	$979,824	$842,192
Fleet vehicles	55,448	53,842

Total new vehicles	1,035,272	896,034
Used vehicles	536,196	466,659
Wholesale vehicles	41,480	29,934

Total vehicles	1,612,948	1,392,627
Parts, service and collision repair	299,523	283,785
Finance, insurance and other	55,781	45,614

Total revenues	1,968,252	1,722,026
Total gross profit	309,732	282,476
SG&A expenses	(240,439)	(225,558)
Impairment charges	(41)	(1)
Depreciation	(9,767)	(8,581)

Operating income	59,485	48,336
Interest expense, floor plan	(4,983)	(5,387)
Interest expense, other, net	(15,422)	(15,647)
Interest expense, non-cash, convertible debt	(1,715)	(1,730)
Interest expense / amortization, non-cash, cash flow swaps	(464)	(2,235)
Other income (expense), net	17	(7,235)

Income from continuing operations before taxes	36,918	16,102
Provision for income taxes	(14,767)	(6,510)

Income from continuing operations	22,151	9,592
Loss from discontinued operations	(800)	(1,156)

Net income	$21,351	$8,436

Diluted:
Weighted average common shares outstanding	65,936	65,807
Earnings per share from continuing operations	$0.37	$0.18
Loss per share from discontinued operations	(0.02)	(0.02)

Earnings per share	$0.35	$0.16

Gross Margin Data (Continuing Operations):

New retail vehicles	6.8%	6.9%
Fleet vehicles	3.3%	1.9%
Total new vehicles	6.6%	6.6%
Used vehicles	7.4%	8.1%
Total vehicles retail	6.9%	7.1%
Wholesale vehicles	(4.6)%	(6.1)%
Parts, service and collision repair	49.3%	50.0%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.7%	16.4%

SG&A Expenses (Continuing Operations):

Personnel	$139,502	$133,836
Advertising	13,645	12,689
Rent and rent related	33,261	31,936
Other	54,031	47,097

Total	$240,439	$225,558

SG&A Expenses as % of Gross Profit	77.6%	79.9%

Operating Margin %	3.0%	2.8%

Unit Data (Continuing Operations):

New retail units	28,367	24,647
Fleet units	2,151	2,272

Total new units	30,518	26,919
Used units	27,141	24,382

Total units retailed	57,659	51,301
Wholesale units	6,356	5,227

Other Data:

Continuing Operations unit volume percentage changes:
New retail units	15.1%
Fleet units	(5.3)%
Total new units	13.4%
Used units	11.3%
Total units retailed	12.4%
Wholesale units	21.6%

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share, unit data and percentage amounts)

	Six Months Ended June 30,
	2011	2010
Revenues
New retail vehicles	$1,896,929	$1,576,784
Fleet vehicles	119,089	97,495

Total new vehicles	2,016,018	1,674,279
Used vehicles	1,018,228	885,508
Wholesale vehicles	76,839	60,739

Total vehicles	3,111,085	2,620,526
Parts, service and collision repair	591,293	558,957
Finance, insurance and other	105,249	86,208

Total revenues	3,807,627	3,265,691
Total gross profit	600,901	548,354
SG&A expenses	(472,953)	(446,211)
Impairment charges	(58)	(45)
Depreciation	(19,760)	(16,998)

Operating income	108,130	85,100
Interest expense, floor plan	(10,418)	(10,185)
Interest expense, other, net	(30,869)	(32,798)
Interest expense, non-cash, convertible debt	(3,409)	(3,406)
Interest expense / amortization, non-cash, cash flow swaps	(286)	(3,918)
Other income (expense), net	89	(7,173)

Income from continuing operations before taxes	63,237	27,620
Provision for income taxes	(25,295)	(11,462)

Income from continuing operations	37,942	16,158
Loss from discontinued operations	(1,627)	(3,568)

Net income	$36,315	$12,590

Diluted:
Weighted average common shares outstanding	65,943	52,749
Earnings per share from continuing operations	$0.64	$0.30
Loss per share from discontinued operations	(0.03)	(0.06)

Earnings per share	$0.61	$0.24

Gross Margin Data (Continuing Operations):

New retail vehicles	6.6%	6.9%
Fleet vehicles	3.2%	2.7%
Total new vehicles	6.4%	6.7%
Used vehicles	7.6%	8.2%
Total vehicles retail	6.8%	7.2%
Wholesale vehicles	(3.1)%	(4.1)%
Parts, service and collision repair	49.3%	50.2%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.8%	16.8%

SG&A Expenses (Continuing Operations):

Personnel	$276,061	$262,700
Advertising	27,313	23,804
Rent and rent related	63,678	64,785
Other	105,901	94,922

Total	$472,953	$446,211

SG&A Expenses as % of Gross Profit	78.7%	81.4%

Operating Margin %	2.8%	2.6%

Unit Data (Continuing Operations):

New retail units	55,263	46,029
Fleet units	4,639	4,022

Total new units	59,902	50,051
Used units	52,386	45,874

Total units retailed	112,288	95,925
Wholesale units	12,000	10,355

Other Data:

Continuing Operations unit volume percentage changes:
New retail units	20.1%
Fleet units	15.3%
Total new units	19.7%
Used units	14.2%
Total units retailed	17.1%
Wholesale units	15.9%

Sonic Automotive, Inc.

Earnings Per Share Reconciliation (Unaudited)

(In thousands, except per share data)

	For the Second Quarter Ended June 30, 2011
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (Loss) and Shares	52,461	$22,151		$(800)		$21,351
Effect of Participating Securities:
Non-vested Restricted Stock and Stock Units	—	(291)		—		(291)

Basic Earnings (Loss) Per Share	52,461	$21,860	$0.42	$(800)	$(0.02)	$21,060	$0.40
Effect of Dilutive Securities:
Contingently Convertible Debt (5.0% Convertible Notes)	12,890	2,294		—		2,294
Stock Compensation Plans	585

Diluted Earnings (Loss) Per Share	65,936	$24,154	$0.37	$(800)	$(0.02)	$23,354	$0.35

	For the Second Quarter Ended June 30, 2010
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (Loss) and Shares	52,249	$9,592		$(1,156)		$8,436
Effect of Participating Securities:
Non-vested Restricted Stock and Stock Units	—	(94)		—		(94)

Basic Earnings (Loss) Per Share	52,249	$9,498	$0.18	$(1,156)	$(0.02)	$8,342	$0.16
Effect of Dilutive Securities:
Contingently Convertible Debt (5.0% Convertible Notes)	12,890	$2,128				2,128
Stock Compensation Plans	668

Diluted Earnings (Loss) Per Share	65,807	$11,626	$0.18	$(1,156)	$(0.02)	$10,470	$0.16

	For the Six Months Ended June 30, 2011
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (Loss) and Shares	52,438	$37,942		$(1,627)		$36,315
Effect of Participating Securities:
Non-vested Restricted Stock and Stock Units	—	(499)		—		(499)

Basic Earnings (Loss) Per Share	52,438	$37,443	$0.71	$(1,627)	$(0.03)	$35,816	$0.68
Effect of Dilutive Securities:
Contingently Convertible Debt (5.0% Convertible Notes)	12,890	4,604		—		4,604
Stock Compensation Plans	615

Diluted Earnings (Loss) Per Share	65,943	$42,047	$0.64	$(1,627)	$(0.03)	$40,420	$0.61

	For the Six Months Ended June 30, 2010
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (Loss) and Shares	52,070	$16,158		$(3,568)		$12,590
Effect of Participating Securities:
Non-vested Restricted Stock and Stock Units	—	(160)		—		(160)

Basic Earnings (Loss) Per Share	52,070	$15,998	$0.31	$(3,568)	$(0.07)	$12,430	$0.24
Effect of Dilutive Securities:
Stock Compensation Plans	679

Diluted Earnings (Loss) Per Share	52,749	$15,998	$0.30	$(3,568)	$(0.06)	$12,430	$0.24